Exhibit 99-a
For Immediate Release
July 23, 2003

For More Information Contact:
Jeff Battcher, Media Relations at 404-249-2793
BellSouth Investor Relations at 800-241-3419


                  BellSouth Reports Second Quarter Earnings
                    o  2.8 million long distance customers
                    o  2.1 million BellSouth AnswersSM packages
                    o  540,000 Cingular Wireless net additional customers


ATLANTA - BellSouth Corporation (NYSE: BLS) reported earnings per share (EPS) of 51 cents in the second quarter of 2003. This compared to 14 cents per share in the second quarter of 2002, which reflected special charges totaling 38 cents per share for foreign currency transaction losses, pension/severance costs, and losses on equity investments.

Consolidated revenues were $5.6 billion compared to $5.8 billion in the second quarter of 2002. Consolidated operating expenses were $4.2 billion compared to $4.6 billion in the same quarter of 2002. Net income was $951 million compared to $263 million in the same quarter a year ago.

Operating free cash flow (defined as cash flow from operations less capital expenditures) was $1.8 billion. In June BellSouth's Board of Directors declared a 9.5 percent increase in the quarterly common stock dividend, payable August 1, 2003. Over the last five quarters, the company has increased dividends 21 percent. Capital expenditures in the second quarter of 2003 were $729 million for a total of $1.4 billion year-to-date, a reduction of 32.9 percent compared to $2.0 billion in the first half of 2002. BellSouth reduced total debt by $1.2 billion during the second quarter, and has cut total debt by $2.0 billion, or
11.4 percent, since the first of the year.

In accordance with Generally Accepted Accounting Principles (GAAP), consolidated revenues and consolidated operating expenses do not include BellSouth's 40 percent share of Cingular Wireless. Normalized total operating revenues, which include Cingular, were $7.1 billion, a decline of 2.0 percent versus the second quarter of 2002. Normalized for special items, detailed below, net income was $971 million, compared to $975 million in the same quarter a year ago. Normalized EPS in the second quarter of 2003 was 52 cents, equal to normalized EPS of 52 cents in the same quarter a year ago.


Communications Group

Long distance and DSL high-speed Internet service boosted Communications Group results during the second quarter of 2003 with long distance customers totaling
2.8 million and DSL customers totaling 1.2 million. In addition, BellSouth AnswersSM packages, which combine local, long distance, Internet services and wireless all on one bill, increased to 2.1 million.

Throughout second quarter, packages fueled retention and reacquisition of residential and small business customers. The April introduction of the newest residential package, BellSouth

Unlimited AnswersSM contributed to the significant growth in package customers in the quarter. Unlimited Answers allows customers to call anywhere in the United States anytime for a flat monthly fee. BellSouth continued its success in retaining small and medium-sized businesses by packaging voice and data services with term contracts.

Competing in long distance throughout its markets since the first of the year, BellSouth added 856,000 net long distance customers in the second quarter and now serves a total of 2.8 million customers. These customers included approximately 19 percent of the company's residence and approximately 29 percent of its mass-market, small business accounts.

BellSouth added 103,000 net DSL customers for a total of 1.2 million at quarter-end. In July, the company announced BellSouth FastAccess(R) DSL Lite, a tiered approach to broadband so that customers can choose the speed and price point that matches their Internet use. With this approach, BellSouth reduced the entry price point for a new segment of broadband users.

Communications Group results continued to be impacted by the lingering weak economy, competition and technology substitution. Communications Group revenues were $4.6 billion compared to $4.7 billion in the second quarter of 2002, a decline of 1.8 percent. Residence and business access lines served by BellSouth competitors under UNE-P (unbundled network elements-platform) increased 249,000 in the second quarter. Total data revenues of $1.1 billion were essentially even with second quarter a year ago, and included retail data revenue growth of 11.5 percent, driven primarily by DSL. Total operating expenses were $3.4 billion, level with the same quarter of the previous year.


Domestic Wireless / Cingular

In the second quarter, Cingular's cellular and PCS customer additions were strong. Total net customer additions were 540,000 compared to net additions of 189,000 customers in the first three months of 2003. Channel sales of Cingular's parent companies, BellSouth and SBC Communications, were significant contributors to growth at the nation's No. 2 wireless company. Postpaid customer net additions of 399,000 were particularly strong.

BellSouth's share of Cingular's revenues was $1.5 billion, a gain of $14 million compared to the same quarter a year ago. BellSouth's share of Cingular operating income was $303 million, 4.5 percent higher than the same quarter last year. Driven by improved cost structure and lower churn of 2.5 percent, EBITDA margin improved to 35.8 percent from 33.8 percent in second quarter 2002.

As of June 2003, Cingular's GSM / GPRS network covered approximately 66 percent of potential customers, and the company is on target to achieve over 90 percent coverage by the end of the year. In addition, Cingular announced the world's first commercial deployment of wireless services using Enhanced Datarate for Global Evolution (EDGE) technology in Indianapolis.


Latin America Group

On a consolidated basis, Latin America Group wireless customers increased 377,000 during the second quarter, continuing the trend of organic growth. Year-over-year, customers increased by 1.1 million or 13.8 percent. BellSouth and its partners serve a total of 11.4 million customers in 11 Central and South American countries.

Consolidated Latin America revenues were $565 million in the second quarter of 2003, a decline of 5.5 percent compared to the same three months of the previous year. Year-over-year, revenues continued to reflect the impacts of currency devaluations, principally in Venezuela, where the local currency is down in excess of 50 percent from early 2002 levels in relation to the U.S. dollar. For the second quarter, Latin America Group net income was $41 million, generating positive operating free cash flow.


Advertising & Publishing

Advertising & Publishing revenues were $525 million in the second quarter of 2003, a decrease of 7.9 percent compared to the same quarter a year ago resulting in part from the soft economy and competition. Operating income of $252 million was 2.0 percent greater than second quarter of 2002, primarily the result of improvements in uncollectibles expense.


Special Items

In the second quarter of 2003, the difference between reported (GAAP) EPS of 51 cents and normalized EPS of 52 cents is the result of three special items:

Foreign currency transaction gains              4 cents        Gain
Sale of interest in BSE                         4 cents        Charge
Pension/severance costs                         1 cent         Charge

Total of special items                          1 cent         Charge

Foreign currency transaction gains - Primarily associated with the remeasurement of U.S. dollar-denominated liabilities in Latin America.

Sale of interest in BSE - The previously announced sale of BellSouth's entire interest in BSE, a wireless property in Northeastern Brazil, closed on May 8, 2003. The sale resulted in cash proceeds to BellSouth of $20 million.

Pension/severance costs - This charge represents the net severance related costs recorded in the second quarter associated with workforce reductions, and pension settlement losses associated with workforce reductions.


About BellSouth Corporation

BellSouth Corporation is a Fortune 100 communications services company headquartered in Atlanta, Georgia, serving more than 44 million customers in the United States and 14 other countries.

Consistently recognized for customer satisfaction, BellSouth provides a full array of broadband data solutions to large, medium and small businesses. In the residential market, BellSouth offers DSL high-speed Internet access, advanced voice features and other services. BellSouth also offers long distance service throughout its markets, serving both business and residential customers. The company's BellSouth AnswersSM package combines local and long distance service with an array of calling features; wireless data, voice and e-mail services; and high-speed DSL or dial-up Internet service. BellSouth also provides online and directory advertising services through BellSouth(R) RealPages.comSM and The Real Yellow Pages(R).

BellSouth owns 40 percent of Cingular Wireless, the nation's second largest wireless company, which provides innovative data and voice services.

Further information about BellSouth's second quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and BLS Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations Web site starting today at 8 a.m. Eastern Time.

BellSouth will host a conference call with investors today at 10 a.m. Eastern Time. Participating will be BellSouth CFO Ron Dykes and Investor Relations Vice President Nancy Davis. Dial-in information for the conference call is:
Domestic:  888-370-1863
International:  706-634-1735

A replay of the call will be available beginning at approximately 1 p.m. Eastern Time today, through July 30. The replay can be accessed by dialing:
Domestic:  800-642-1687 - Reservation number:  521870
International:  706-645-9291 - Reservation number:  521870

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) currency devaluations and continued economic weakness in certain international markets in which we operate or have material investments; (iii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iv) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (v) unfavorable regulatory actions and (vi) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations Web site, www.bellsouth.com/investor.

    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers:  See Normalization Earnings Summary and
    Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                        2Q03    2Q02   Growth   1Q03   Growth

    Operating Revenues
       Communications group            $4,545  $4,631   -1.9%  $4,508    0.8%
       Latin America                      563     597   -5.7%     509   10.6%
       Advertising and publishing         520     538   -3.3%     494    5.3%
       All other                           14      14    0.0%      12   16.7%
          Total Operating Revenues      5,642   5,780   -2.4%   5,523    2.2%

    Operating Expenses
       Cost of services and products 2,008 1,922 4.5% 1,933 3.9% Selling, general &
        administrative expenses         1,133   1,132    0.1%   1,052    7.7%
       Depreciation and amortization 1,046 1,170 -10.6% 1,038 0.8% Provision for restructuring and
        asset impairments                  20     357     N/M*    121     N/M
          Total Operating Expenses      4,207   4,581   -8.2%   4,144    1.5%
    Operating Income                    1,435   1,199   19.7%   1,379    4.1%
    Interest Expense                      249     301  -17.3%     296  -15.9%
    Other Income (Expense), net           287    (240)    N/M     306     N/M
    Income Before Taxes and
     Accounting Change                  1,473     658  123.9%   1,389    6.0%
    Provision for Income Taxes            522     395   32.2%     474   10.1%
    Income Before Cumulative Effect
     Change                               951     263  261.6%     915    3.9%
    Cumulative Effect of Change in
     Accounting Principle                 ---     ---     N/M     315     N/M
            Net Income                   $951    $263  261.6%  $1,230  -22.7%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,851   1,882   -1.6%   1,860   -0.5%
       Earnings Per Share               $0.51   $0.14  264.3%   $0.66  -22.7%

    * - Not meaningful.

    Selected Financial and Operating Data


    EBITDA (4)                         $2,481  $2,369    4.7%  $2,417    2.6%
    EBITDA margin (5)                   44.0%   41.0% 300  bps  43.8%  20  bps

    Declared dividends per share        $0.23   $0.20   15.0%   $0.21    9.5%
    Capital expenditures                 $729  $1,023  -28.7%    $631   15.5%

    Common shares outstanding           1,847   1,873   -1.4%   1,847    0.0%
    Book value per share               $10.32   $9.58    7.7%   $9.96    3.6%
    Debt ratio                          44.6%   50.1%     -550            -280
                                                           bps  47.4%      bps
    Total employees                    75,779  84,617  -10.4%  76,797   -1.3%


                                                   Year-to-Date
                                            2003        2002       Growth


    Operating Revenues
       Communications group                  $9,053      $9,276        -2.4%
       Latin America                          1,072       1,253       -14.4%
       Advertising and publishing             1,014         754        34.5%
       All other                                 26          31       -16.1%
          Total Operating Revenues           11,165      11,314        -1.3%

    Operating Expenses
       Cost of services and products          3,941       3,839         2.7%
       Selling, general & administrative
        expenses                              2,185       2,219        -1.5%
       Depreciation and amortization          2,084       2,331       -10.6%
       Provision for restructuring and
        asset impairments                       141         357          N/M
          Total Operating Expenses            8,351       8,746        -4.5%
    Operating Income                          2,814       2,568         9.6%
    Interest Expense                            545         605        -9.9%
    Other Income (Expense), net                 593         579          N/M
    Income Before Taxes and  Accounting
     Change                                   2,862       2,542        12.6%
    Provision for Income Taxes                  996       1,148       -13.2%
    Income Before Cumulative Effect
     Change                                   1,866       1,394        33.9%
    Cumulative Effect of Change in
     Accounting Principle                       315      (1,285)         N/M
            Net Income                       $2,181        $109      1900.9%

    Diluted:
       Weighted Average Common Shares
        Outstanding                           1,855       1,885        -1.6%
       Earnings Per Share                     $1.18       $0.06      1866.7%

    * - Not meaningful.

    Selected Financial and Operating Data


    EBITDA (4)                               $4,898      $4,899         0.0%
    EBITDA margin (5)                         43.9%       43.3%       60  bps

    Declared dividends per share              $0.44       $0.39        12.8%
    Capital expenditures                     $1,360      $2,028       -32.9%

    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                        2Q03    2Q02   Growth   1Q03   Growth

    Operating Revenues
       Communications group            $4,504  $4,586   -1.8%  $4,469    0.8%
       Domestic wireless                1,514   1,500    0.9%   1,436    5.4%
       Latin America                      563     597   -5.7%     509   10.6%
       Advertising and publishing         520     565   -8.0%     494    5.3%
       All other                           14      13    7.7%      12   16.7%
          Total Operating Revenues      7,115   7,261   -2.0%   6,920    2.8%

    Operating Expenses
       Cost of services and products 2,471 2,373 4.1% 2,364 4.5% Selling, general, &
        administrative expenses         1,637   1,680   -2.6%   1,537    6.5%
       Depreciation and amortization    1,249   1,352   -7.6%   1,233    1.3%
          Total Operating Expenses      5,357   5,405   -0.9%   5,134    4.3%
    Operating Income                    1,758   1,856   -5.3%   1,786   -1.6%
    Interest Expense                      313     362  -13.5%     364  -14.0%
    Other Income (Expense), net            61      49     N/M*     39     N/M
    Income Before Income Taxes          1,506   1,543   -2.4%   1,461    3.1%
    Provision for Income Taxes            535     568   -5.8%     520    2.9%
            Net Income                   $971    $975   -0.4%    $941    3.2%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,851   1,882   -1.6%   1,860   -0.5%
       Earnings Per Share               $0.52   $0.52    0.0%   $0.51    2.0%

    * - Not meaningful.

    Selected Financial and Operating Data


    EBITDA (4)                         $3,007  $3,208   -6.3%  $3,019   -0.4%
    EBITDA margin (5)                   42.3%   44.2%     -190            -130
                                                           bps  43.6%      bps

    Dividends per share                 $0.23   $0.20   15.0%   $0.21    9.5%
    Capital expenditures                 $729  $1,023  -28.7%    $631   15.5%

    Common shares outstanding           1,847   1,873   -1.4%   1,847    0.0%
    Book value per share               $10.32   $9.58    7.7%   $9.96    3.6%
    Debt ratio                          44.6%   50.1%     -550            -280
                                                           bps  47.4%      bps
    Total employees                    75,779  84,617  -10.4%  76,797   -1.3%


                                                     Year-to-Date
                                              2003        2002       Growth

    Operating Revenues
        Communications group                   $8,973      $9,200       -2.5%
        Domestic wireless                       2,950       2,917        1.1%
        Latin America                           1,072       1,253      -14.4%
        Advertising and publishing              1,014       1,071       -5.3%
        All other                                  26          30      -13.3%
            Total Operating Revenues           14,035      14,471       -3.0%

    Operating Expenses
        Cost of services and products           4,835       4,749        1.8%
        Selling, general, & administrative
         expenses                               3,174       3,300       -3.8%
        Depreciation and amortization           2,482       2,693       -7.8%
            Total Operating Expenses           10,491      10,742       -2.3%
    Operating Income                            3,544       3,729       -5.0%
    Interest Expense                              677         721       -6.1%
    Other Income (Expense), net                   100         128         N/M
    Income Before Income Taxes                  2,967       3,136       -5.4%
    Provision for Income Taxes                  1,055       1,123       -6.1%
              Net Income                       $1,912      $2,013       -5.0%

    Diluted:
        Weighted Average Common Shares
         Outstanding                            1,855       1,885       -1.6%
        Earnings Per Share                      $1.03       $1.07       -3.7%

    * - Not meaningful.

    Selected Financial and Operating Data


    EBITDA (4)                                 $6,026      $6,422       -6.2%
    EBITDA margin (5)                           42.9%       44.4%    -150  bps

    Dividends per share                         $0.44       $0.39       12.8%
    Capital expenditures                       $1,360      $2,028      -32.9%

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)



    Second Quarter 2003                      Normalizing Items

                                               FX              Sale of
                                               Losses Pension/  Brazil
                                     Cingular (Gains) Severance  NE
                                 GAAP     A       F       J      K  Normalized

    Operating Revenues          $5,642  $1,473    $---   $---   $---  $7,115
    Operating Expenses           4,207   1,170     ---    (20)   ---   5,357
    Operating Income             1,435     303     ---     20    ---   1,758
    Interest Expense               249      64     ---    ---    ---     313
    Other Income (Expense), net    287    (235)    (66)   ---     75      61
    Income Before Taxes and
     Accounting Change           1,473       4     (66)    20     75   1,506
    Provision for Income Taxes     522       4      (1)     8      2     535
    Net Income Before
     Cumulative Effect Change      951     ---     (65)    12     73     971
    Cumulative Effect of Change
     in Accounting Principle       ---     ---     ---    ---    ---     ---
            Net Income            $951      $0    ($65)   $12    $73    $971

    Diluted Earnings Per Share   $0.51   $0.00  ($0.04) $0.01  $0.04   $0.52

    EBITDA (4)                   2,481     506     ---     20    ---   3,007



    Year-to-Date 2003                             Normalizing Items

                                                                FX     A&P
                                                               Losses  Acctg.
                                                    Cingular  (Gains)  Change
                                             GAAP       A        F       G

    Operating Revenues                      $11,165   $2,870     $---    $---
    Operating Expenses                        8,351    2,281      ---     ---
    Operating Income                          2,814      589      ---     ---
    Interest Expense                            545      132      ---     ---
    Other Income (Expense), net                 593     (452)    (116)    ---
    Income Before Taxes and Accounting
     Change                                   2,862        5     (116)    ---
    Provision for Income Taxes                  996        5       (3)    ---
    Net Income Before Cumulative Effect
     Change                                   1,866      ---     (113)    ---
    Cumulative Effect of Change in
     Accounting Principle                       315      ---      ---     501
            Net Income                        2,181       $0    ($113)   $501

    Diluted Earnings Per Share *              $1.18    $0.00   ($0.06)  $0.27

    EBITDA (4)                                4,898      987      ---     ---


    Year-to-Date 2003                                 Normalizing Items

                                                            Sale of
                                                  Pension/   Brazil
                                         FAS 143  Severance   NE
                                              I       J       K    Normalized

    Operating Revenues                        $---    $---    $---   $14,035
    Operating Expenses                         ---    (141)    ---    10,491
    Operating Income                           ---     141     ---     3,544
    Interest Expense                           ---     ---     ---       677
    Other Income (Expense), net                ---     ---      75       100
    Income Before Taxes and Accounting
     Change                                    ---     141      75     2,967
    Provision for Income Taxes                 ---      55       2     1,055
    Net Income Before Cumulative Effect
     Change                                    ---      86      73     1,912
    Cumulative Effect of Change in
     Accounting Principle                     (816)    ---     ---       ---
            Net Income                       ($816)    $86     $73    $1,912

    Diluted Earnings Per Share *            ($0.44)  $0.05   $0.04     $1.03

    EBITDA (4)                                 ---     141     ---     6,026

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.

    Second Quarter 2002                    Normalizing Items
                                       Losses on  FX     A&P
                                         Equity   Losses Acctg. Pension/
                                Cingular Invest. (Gains) Change Severance
                            GAAP     A       C      F      G      J Normalized

    Operating Revenues     $5,780  $1,455   $---   $---    $26   $--- $7,261
    Operating Expenses      4,581   1,167    ---    ---     14   (357) 5,405
    Operating Income        1,199     288    ---    ---     12    357  1,856
    Interest Expense          301      61    ---    ---    ---    ---    362
    Other Income
     (Expense), net          (240)   (227)   158    358    ---    ---     49
    Income Before Taxes
     and Accounting Change    658     ---    158    358     12    357  1,543
    Provision for Income
     Taxes                    395     ---     34      3      4    132    568
    Net Income Before
     Cumulative Effect
     Change                   263     ---    124    355      8    225    975
    Cumulative Effect of
     Change in Accounting
     Principle                ---     ---    ---    ---    ---    ---    ---
            Net Income        263      $0   $124   $355     $8   $225   $975

    Diluted Earnings Per
     Share                  $0.14   $0.00  $0.07  $0.19  $0.00  $0.12  $0.52

    EBITDA (4)              2,369     470    ---    ---     12    357  3,208



    Year-to-Date 2002                              Normalizing Items

                                                                    Losses on
                                                                      Equity
                                                    Cingular  E-Plus  Invest.
                                             GAAP       A        B       C

    Operating Revenues                      $11,314   $2,841     $---    $---
    Operating Expenses                        8,746    2,287      ---     ---
    Operating Income                          2,568      554      ---     ---
    Interest Expense                            605      116      ---     ---
    Other Income (Expense), net                 579     (438)  (1,339)    388
    Income Before Taxes and Accounting
     Change                                   2,542      ---   (1,339)    388
    Provision for Income Taxes                1,148      ---     (482)    114
    Net Income Before Cumulative Effect
     Change                                   1,394      ---     (857)    274
    Cumulative Effect of Change in
     Accounting Principle                    (1,285)
            Net Income                          109       $0    ($857)   $274

    Diluted Earnings Per Share *              $0.06    $0.00   ($0.45)  $0.15

    EBITDA (4)                                4,899      916



    Year-to-Date 2002                      Normalizing Items
                                                                        A&P
                                      Brazil Loan   Unbilled  FX Losses Acctg.
                                      Impairments   Rec. Adj. (Gains)   Change
                                              D        E        F        G

    Operating Revenues                        $---     $163     $---     $153
    Operating Expenses                         ---                         66
    Operating Income                           ---      163      ---       87
    Interest Expense                           ---      ---      ---      ---
    Other Income (Expense), net                383      ---      555      ---
    Income Before Taxes and Accounting
     Change                                    383      163      555       87
    Provision for Income Taxes                 120       62       (4)      33
    Net Income Before Cumulative Effect
     Change                                    263      101      559       54
    Cumulative Effect of Change in
     Accounting Principle                      ---      ---      ---      ---
            Net Income                        $263     $101     $559      $54

    Diluted Earnings Per Share *             $0.14    $0.05    $0.30    $0.03

    EBITDA (4)                                 ---      163      ---       87


    Year-to-Date 2002                                Normalizing Items

                                                       Pension/
                                            FAS 142     Severance
                                                H          J        Normalized

    Operating Revenues                           $---       $---      $14,471
    Operating Expenses                            ---       (357)      10,742
    Operating Income                              ---        357        3,729
    Interest Expense                              ---        ---          721
    Other Income (Expense), net                                           128
    Income Before Taxes and Accounting
     Change                                       ---        357        3,136
    Provision for Income Taxes                    ---        132        1,123
    Net Income Before Cumulative Effect
     Change                                       ---        225        2,013
    Cumulative Effect of Change in
     Accounting Principle                       1,285        ---          ---
            Net Income                         $1,285       $225       $2,013

    Diluted Earnings Per Share *                $0.68      $0.12        $1.07

    EBITDA (4)                                    ---        357        6,422

    * Normalized earnings per share for year-to-date 2002 does not sum due to rounding.

    BellSouth Corporation
    Notes to Normalized Financial and Operating Data

    Our normalized earnings have been adjusted for the following:

    (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of proportional eliminations for amounts charged by other BellSouth companies to Cingular.

    (b) Gain on E-Plus conversion and sale of KPN stock - In March 2002, we exchanged our 22.5% investment in E-Plus, a German wireless carrier, for 234.7 million shares of KPN Royal. As a result of this exchange, we recorded a pretax gain of $1,335 to recognize the difference between the fair value of the KPN shares obtained and our investment balance in E-Plus. In addition, we subsequently sold the KPN shares for cash proceeds of $1,076 and recognized a pretax loss of $27. The amount shown also includes income of $20 generated from the settlement of forward contracts associated with advances to E-Plus. These advances were restructured in conjunction with the ownership exchange.

    (c) Losses on equity investments - Represents charges for the impairment of and open market sales of an equity investment in Qwest Communications. Second quarter 2002 and year-to-date 2002 also include $63 impairment related to an investment in Guatemala and $6 in losses for the liquidation of an investment in Crown Castle.

    (d) Brazil loan impairments - Represents recognition of an impairment on shareholder loans to our Brazilian equity investments, as well as the recognition of a guarantee on a portion of those operations' debt.

    (e) Unbilled receivable adjustment - During first quarter 2002, BellSouth determined that the unbilled receivable balance at its advertising and publishing subsidiary was overstated. As a result, BellSouth recorded a reduction to advertising and publishing revenues.

    (f) Foreign currency transaction (gains) losses - Represents net transaction (gains) losses incurred by our Latin American operations related primarily to US Dollar denominated liabilities. These (gains) losses reflect the impact of the (strengthening) weakening of those operations' local currencies against the U.S. Dollar which requires recognition in the current period income statement.

    (g) Change in method of accounting related to our directory publishing business from the issue basis method to the deferral method - The 2003 amount is a one-time charge to net income of $501. The 2002 amounts reflect our recasting of prior year results to present the advertising and publishing segment on a comparable basis year-over-year.

    (h) Adoption of Financial Accounting Standard No. 142 (FAS 142) - Represents a one-time charge related to the adoption of new accounting rules for goodwill. The non-cash charge reduced the value of goodwill on the company's balance sheet by approximately $1.3 billion.

    (i) Adoption of Financial Accounting Standard No. 143 (FAS 143) - Represents a one-time charge related to the adoption of new accounting rules associated with obligations related to the retirement of long-lived assets. The adjustment resulted in a one-time increase to net income of $816.

    (j) Pension/Severance Costs - For the periods presented severance relates to accruals recorded to reflect workforce reductions in an effort to reduce operating costs. The accruals include cash severance, outplacement costs and payroll taxes. For 2003, these costs include $33 of severance related costs. During 2003, the number of employees who separated and elected to receive lump-sum retirement benefits exceeded thresholds that require current recognition of deferred losses related to these benefits.

    (k)  Loss on sale of Brazil NE.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)
                                                     Change            Change
                                                       vs.               vs.
                                  June 30,  Dec. 31, Prior   March 31, Prior
                                    2003     2002    Year      2003    Quarter
    Assets
    Current Assets:
      Cash and cash equivalents     $4,122   $2,482   $1,640   $2,442  $1,680
      Accounts receivable, net of
       allowance for
       uncollectibles of $492
       $476, and $465                2,999    4,129   (1,130)   3,102    (103)
      Material and supplies            312      313       (1)     323     (11)
      Other current assets           1,029      938       91    1,213    (184)
        Total Current Assets         8,462    7,862      600    7,080   1,382

    Investments and Advances         8,283    9,741   (1,458)   9,941  (1,658)
    Property, Plant and Equipment,
     net                            24,047   23,445      602   24,340    (293)
    Deferred Charges and Other
     Assets                          5,757    5,726       31    5,690      67
    Goodwill                           346      347       (1)     344       2
    Intangible Assets, net           2,356    2,358       (2)   2,323      33
    Total Assets                   $49,251  $49,479    ($228) $49,718   ($467)

    Liabilities and Shareholders'
     Equity
    Current Liabilities:
      Debt maturing within one
       year                         $3,694   $5,114  ($1,420)  $4,428   ($734)
      Accounts payable               1,344    1,572     (228)   1,458    (114)
      Other current liabilities      3,421    2,897      524    3,134     287
        Total Current Liabilities    8,459    9,583   (1,124)   9,020    (561)

    Long-Term Debt                  11,718   12,283     (565)  12,216    (498)

    Noncurrent Liabilities:
      Deferred income taxes          5,109    4,452      657    4,882     227
      Other noncurrent liabilities   4,908    5,255     (347)   5,207    (299)
        Total Noncurrent
         Liabilities                10,017    9,707      310   10,089     (72)

    Shareholders' Equity:
      Common stock, $1 par value     2,020    2,020        0    2,020       0
      Paid-in capital                7,620    7,546       74    7,562      58
      Retained earnings             15,744   14,531    1,213   15,342     402
      Accumulated other
       comprehensive income           (779)    (740)     (39)    (859)     80
      Shares held in trust and
       treasury                     (5,503)  (5,372)    (131)  (5,637)    134
      Guarantee of ESOP debt           (45)     (79)      34      (35)    (10)
        Total Shareholders' Equity  19,057   17,906    1,151   18,393     664
    Total Liabilities and
     Shareholders' Equity          $49,251  $49,479    ($228) $49,718   ($467)

    BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions, except per share data)
                                                                Year-To-Date
                                        2Q03    2Q02    1Q03    2003    2002


    Cash Flows from Operating
     Activities:
    Net income                           $951    $263  $1,230  $2,181    $109
    Adjustments to net income:
       Depreciation and amortization    1,046   1,170   1,038   2,084   2,331
       Provision for uncollectibles       138     261     168     306     420
       Net losses (earnings) of equity
        affiliates                       (179)   (112)   (174)   (353)    125
       Minority interests in income of
        subsidiaries                       20       4      (8)     12     (77)
       Deferred income taxes              229     180     459     688     777
       Net (gains) losses on sale or
        impairment of equity
        securities                          8     152     ---       8     388
       Pension income                    (133)   (205)   (134)   (267)   (410)
       Pension settlement (gains)
        losses                             20     ---      67      87     ---
       Curtailment and termination
        benefits charges                  ---      60     ---     ---      60
       Stock-based compensation            36      51      31      67      92
       Unbilled receivable adjustment     ---     ---     ---     ---     163
       Foreign currency transaction
        (gains) losses                    (99)    355     (45)   (144)    645
       Cumulative effect of change in
        accounting principle              ---     ---    (539)   (539)  1,285
       (Gain) loss on sale/disposal of
        operations                         75     ---     ---      75  (1,335)
    Net change in:
       Accounts receivable and other
        current assets                    120    (114)   (121)     (1)     77
       Accounts payable and other
        current liabilities               197     194     (86)    111    (285)
       Deferred charges and other
        assets                             39     (65)     75     114     (44)
       Other liabilities and deferred
        credits                            18      38     (57)    (39)    ---
    Other reconciling items, net           32    (104)      4      36    (128)
      Net cash provided by operating
       activities                       2,518   2,128   1,908   4,426   4,193

    Cash Flows from Investing
     Activities:
    Capital expenditures                 (729) (1,023)   (631) (1,360) (2,028)
    Investments in and advances to
     equity affiliates                    ---      (1)    ---     ---      (7)
    Proceeds from sale of securities
     and operations                        46     120      35      81   1,454
    Proceeds from repayment of loans
     and advances                       1,899     ---     ---   1,899     426
    Settlement of derivatives on
     advances                            (352)     85     ---    (352)     85
    Other investing activities, net        (5)    (16)    (24)    (29)    (20)
      Net cash provided by (used for)
       investing activities               859    (835)   (620)    239     (90)

    Cash Flows from Financing
     Activities:
    Net borrowing (repayments) of
     short-term debt                     (179)   (431)   (202)   (381) (1,393)
    Proceeds from long-term debt          ---       4       1       1       8
    Repayments of long-term debt       (1,072)   (558)   (514) (1,586)   (568)
    Dividends paid                       (388)   (356)   (371)   (759)   (713)
    Purchase of treasury shares           (67)   (189)   (255)   (322)   (189)
    Other financing activities, net         9      18      13      22       2
      Net cash used for financing
       activities                      (1,697) (1,512) (1,328) (3,025) (2,853)

    Net Increase (Decrease) in Cash
     and Cash Equivalents               1,680    (219)    (40)  1,640   1,250
    Cash and Cash Equivalents at
     Beginning of Period                2,442   2,061   2,482   2,482     592
    Cash and Cash Equivalents at End
     of Period                         $4,122  $1,842  $2,442  $4,122  $1,842

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)

                                        2Q03    2Q02   Growth   1Q03   Growth

    Operating Revenues
       Voice                           $3,175  $3,132    1.4%  $3,131    1.4%
       Data                             1,064   1,067   -0.3%   1,090   -2.4%
       Other                              347     472  -26.5%     355   -2.3%
          Total Operating Revenues      4,586   4,671   -1.8%   4,576    0.2%
    Operating Expenses
       Cost of services and products 1,712 1,637 4.6% 1,625 5.4% Selling, general, &
        administrative expenses           768     748    2.7%     764    0.5%
       Depreciation and amortization      944   1,042   -9.4%     937    0.7%
          Total Operating Expenses      3,424   3,427   -0.1%   3,326    2.9%
    Segment Operating Income            1,162   1,244   -6.6%   1,250   -7.0%
    Interest Expense                      101     120  -15.8%     118  -14.4%
    Other Income (Expense), net            18      (3)    N/M*      3     N/M
    Income Before Income Taxes          1,079   1,121   -3.7%   1,135   -4.9%
    Provision for Income Taxes            400     419   -4.5%     426   -6.1%
            Segment Net Income(1)        $679    $702   -3.3%    $709   -4.2%
    * - Not meaningful.


    Selected Financial and Operating Data

    (amounts in millions)
    Segment EBITDA (4)                 $2,106  $2,286   -7.9%  $2,187   -3.7%
    Segment EBITDA margin (5)           45.9%   48.9% -300 bps  47.8% -190 bps
    Data service revenues              $1,064  $1,067   -0.3%  $1,090   -2.4%
    Long distance revenues               $309    $213   45.1%    $264   17.0%
    Access minutes of use              23,053  25,073   -8.1%  22,795    1.1%
    Capital expenditures                 $665    $918  -27.6%    $566   17.5%
    IntraLata Toll Messages                87      97  -10.3%      91   -4.4%

    Wholesale Lines (thousands)         2,730   2,070   31.9%   2,549    7.1%
    DSL customers (thousands)           1,225     803   52.6%   1,122    9.2%
    LD customers (thousands)            2,786     147     N/M   1,930   44.4%



                                                     Year-To-Date
                                              2003        2002       Growth

    Operating Revenues
        Voice                                  $6,306      $6,309        0.0%
        Data                                    2,154       2,159       -0.2%
        Other                                     702         885      -20.7%
            Total Operating Revenues            9,162       9,353       -2.0%
    Operating Expenses
        Cost of services and products           3,337       3,255        2.5%
        Selling, general, & administrative
         expenses                               1,532       1,474        3.9%
        Depreciation and amortization           1,881       2,074       -9.3%
            Total Operating Expenses            6,750       6,803       -0.8%
    Segment Operating Income                    2,412       2,550       -5.4%
    Interest Expense                              219         245      -10.6%
    Other Income (Expense), net                    21          (3)        N/M
    Income Before Income Taxes                  2,214       2,302       -3.8%
    Provision for Income Taxes                    826         865       -4.5%
              Segment Net Income(1)            $1,388      $1,437       -3.4%
    * - Not meaningful.


    Selected Financial and Operating Data

    (amounts in millions)
    Segment EBITDA (4)                         $4,293      $4,624       -7.2%
    Segment EBITDA margin (5)                   46.9%       49.4%    -250  bps
    Data service revenues                      $2,154      $2,159       -0.2%
    Long distance revenues                       $573        $418       37.1%
    Access minutes of use                      45,848      50,656       -9.5%
    Capital expenditures                       $1,231      $1,840      -33.1%
    IntraLata Toll Messages                       178         193       -7.8%

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group - Network Access Lines In Service(a)(b)

                                        2Q03    2Q02   Growth   1Q03   Growth
    Access lines (b)
       Residence
           Retail
               Primary                 12,852  13,676   -6.0%  13,132   -2.1%
               Additional               1,758   2,101  -16.3%   1,849   -4.9%
              Total Retail Residence   14,610  15,777   -7.4%  14,981   -2.5%
           Wholesale
               Resale                     238     402  -40.8%     297  -19.9%
               UNE-P                    1,369     586  133.6%   1,155   18.5%
              Total Wholesale
               Residence                1,607     988   62.7%   1,452   10.7%
       Total Residence                 16,217  16,765   -3.3%  16,433   -1.3%

       Business
           Retail
               Voice                    5,542   5,887   -5.9%   5,621   -1.4%
               ISDN                     1,504   1,630   -7.7%   1,581   -4.9%
               Total Retail Business    7,046   7,517   -6.3%   7,202   -2.2%
           Wholesale
               Resale                      81     130  -37.7%      83   -2.4%
               UNE-P                      640     532   20.3%     619    3.4%
              Total Wholesale Business    721     662    8.9%     702    2.7%
       Total Business                   7,767   8,179   -5.0%   7,904   -1.7%

       Other Retail / Wholesale Lines     166     194  -14.4%     174   -4.6%

       Total Access Lines in Service   24,150  25,138   -3.9%  24,511   -1.5%

    Access Line Equivalents (c)
       Selected digital data services:
             Unbundled Loops              359     398   -9.8%     367   -2.2%
             DS0 & ADSL                 7,646   5,142   48.7%   7,052    8.4%
             DS1                        7,000   6,721    4.2%   6,936    0.9%
             DS3 & higher              31,672  30,505    3.8%  32,294   -1.9%
       Total digital data lines in
        service                        46,677  42,766    9.1%  46,649    0.1%

    Total equivalent access lines in
     service                           70,827  67,904    4.3%  71,160   -0.5%

    (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

    (b) Access line counts include amounts for switched access lines, Basic Rate ISDN (converted at 1.5:1), Primary Rate ISDN (converted at 24:1) and UNE Combos.

    (c) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)
    Domestic Wireless Segment (1)(a)


                                         2Q03    2Q02  Growth   1Q03   Growth

    Operating Revenues
       Service revenues (3)             $1,412  $1,398   1.0%  $1,338    5.5%
       Equipment and other revenues        102     102   0.0%      98    4.1%
          Total Operating Revenues       1,514   1,500   0.9%   1,436    5.4%
    Operating Expenses
       Cost of services and products       501     478   4.8%     468    7.1%
       Selling, general, &
        administrative expenses            507     550  -7.8%     487    4.1%
       Depreciation and amortization       203     182  11.5%     195    4.1%
          Total Operating Expenses       1,211   1,210   0.1%   1,150    5.3%
    Segment Operating Income               303     290   4.5%     286    5.9%
    Interest Expense                        92      88   4.5%      90    2.2%
    Other Income (Expense), net            (39)    (43)   N/M*    (31)    N/M
    Income Before Income Taxes             172     159   8.2%     165    4.2%
    Provision for Income Taxes              68      60  13.3%      64    6.3%
            Segment Net Income(1)         $104     $99   5.1%    $101    3.0%

    * - Not meaningful.

    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment EBITDA (4)                    $506    $472   7.2%    $481    5.2%
    Segment EBITDA margin (5)(c)         35.8%   33.8%  200 bps 35.9%  -10 bps
    Cellular/PCS:
       Total Cellular/PCS Customers      9,056   8,873   2.1%   8,846    2.4%
       Net Customer Additions -
        Cellular/PCS                       216     141  53.2%      76  184.2%
       Partitioned Customers and/or
        Adjustments                          6       0    N/M       0     N/M
       Churn - Cellular/PCS               2.5%    2.7%  -20 bps  2.6% -10  bps
       Wireless Service ARPU -
        Cellular/PCS                    $51.80  $52.11  -0.6%  $50.04    3.5%
       Wireless Subscriber ARPU -
        Cellular/PCS                    $48.87  $48.71   0.3%  $47.38    3.1%
       Minutes Of Use Per Cellular/PCS
        Subscriber                         445     398  11.8%     405    9.9%
       Licensed POPs - Cellular/PCS (b)     94      88   6.8%      94    0.0%
       Penetration - Cellular/PCS (b)    10.2%   11.2% -100 bps 10.0%   20 bps
    Interactive:
       Total Cingular Interactive
        Customers                          315     315   0.0%     334   -5.7%
       Net Customer Additions -
        Cingular Interactive               (19)      9    N/M       7     N/M



                                                      Year-To-Date
                                              2003        2002      Growth

    Operating Revenues
        Service revenues (3)                   $2,750      $2,724       1.0%
        Equipment and other revenues              200         193       3.6%
            Total Operating Revenues            2,950       2,917       1.1%
    Operating Expenses
        Cost of services and products             969         929       4.3%
        Selling, general, & administrative
         expenses                                 994       1,070      -7.1%
        Depreciation and amortization             398         362       9.9%
            Total Operating Expenses            2,361       2,361       0.0%
    Segment Operating Income                      589         556       5.9%
    Interest Expense                              182         178       2.2%
    Other Income (Expense), net                   (70)        (68)       N/M
    Income Before Income Taxes                    337         310       8.7%
    Provision for Income Taxes                    132         119      10.9%
              Segment Net Income(1)              $205        $191       7.3%

    * - Not meaningful.

    Selected Financial and Operating Data

    (amounts in millions, except customer
     data in thousands)
    Segment EBITDA (4)                           $987        $918       7.5%
    Segment EBITDA margin (5)(c)                35.9%       33.7%    220  bps
    Cellular/PCS:
        Total Cellular/PCS Customers            9,056       8,873       2.1%
        Net Customer Additions -
         Cellular/PCS                             292         235      24.3%
        Partitioned Customers and/or
         Adjustments                                6           0        N/M
        Churn - Cellular/PCS                     2.6%        2.8%    -20  bps
        Wireless Service ARPU -
         Cellular/PCS                          $50.93      $51.28      -0.7%
        Wireless Subscriber ARPU -
         Cellular/PCS                          $48.13      $48.04       0.2%
        Minutes Of Use Per Cellular/PCS
         Subscriber                               425         377      12.7%
        Licensed POPs - Cellular/PCS (b)           94          88       6.8%
        Penetration - Cellular/PCS (b)          10.2%       11.2%   -100  bps
    Interactive:
        Total Cingular Interactive
         Customers                                315         315       0.0%
        Net Customer Additions - Cingular
         Interactive                              (12)         21        N/M

    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.
    (b) POPs includes New York spectrum added in a swap with T-Mobile beginning 2Q01, Salt Lake City beginning 4Q01, and Salmon beginning 1Q03. The New York spectrum is included in the penetration calculation beginning 3Q02. The Salt Lake City and Salmon spectrum are not yet operational and are not factored into the penetration calculation.
    (c)  Segment EBITDA margin denominator includes service revenues only.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Latin America Group (1)(2)

                                   2Q03     2Q02    Growth    1Q03    Growth

    Operating Revenues
      Service revenues (3)           $471     $501    -6.0%     $432    9.0%
      Equipment and other
       revenues                        94       78    20.5%       77   22.1%
      Advertising and publishing
       revenues                       ---       19  -100.0%      ---    0.0%
        Total Operating Revenues      565      598    -5.5%      509   11.0%
    Operating Expenses
      Cost of services and
       products                       243      230     5.7%      258   -5.8%
      Selling, general, &
       administrative expenses        154      174   -11.5%      136   13.2%
      Depreciation and
       amortization                    93      118   -21.2%       90    3.3%
        Total Operating Expenses      490      522    -6.1%      484    1.2%
    Segment Operating Income           75       76    -1.3%       25  200.0%
    Interest Expense                   22       35   -37.1%       43  -48.8%
    Other Income (Expense), net        (7)     (14)     N/M*       4     N/M
    Income Before Income Taxes         46       27      N/M      (14)    N/M
    Provision for Income Taxes          5       15      N/M      (24)    N/M
          Segment Net Income(1)       $41      $12      N/M      $10     N/M
    * - Not meaningful.


    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment EBITDA (4)               $168     $194   -13.4%     $115   46.1%
    Segment EBITDA margin (5)       29.7%    32.4% -270  bps   22.6% 710  bps


    Average monthly revenue per
     customer (3)                     $18      $20   -10.0%      $17    5.9%
    Customer net adds in period
     (excluding ownership
     changes) (a)                     377      (68)     N/M      372    1.3%


    Customers (voice)  (a)          8,921    7,840    13.8%    8,544    4.4%
    POPs                          160,600  162,100    -0.9%  160,600    0.0%
    Penetration rate (6)             5.6%     4.8%   80  bps    5.3%  30  bps


                                                   Year-To-Date
                                            2003        2002       Growth

    Operating Revenues
       Service revenues (3)                    $903      $1,063      -15.1%
       Equipment and other revenues             171         172       -0.6%
       Advertising and publishing
        revenues                                ---          22     -100.0%
          Total Operating Revenues            1,074       1,257      -14.6%
    Operating Expenses
       Cost of services and products            501         496        1.0%
       Selling, general, &
        administrative expenses                 290         390      -25.6%
       Depreciation and amortization            183         236      -22.5%
          Total Operating Expenses              974       1,122      -13.2%
    Segment Operating Income                    100         135      -25.9%
    Interest Expense                             65          75      -13.3%
    Other Income (Expense), net                  (3)        (29)        N/M
    Income Before Income Taxes                   32          31         N/M
    Provision for Income Taxes                  (19)         16         N/M
            Segment Net Income(1)               $51         $15         N/M
    * - Not meaningful.


    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment EBITDA (4)                         $283        $371      -23.7%
    Segment EBITDA margin (5)                 26.4%       29.5%    -310  bps


    Average monthly revenue per customer
     (3)                                        $18         $22      -18.2%
    Customer net adds in period
     (excluding ownership changes) (a)          749         255      193.7%


    Customers (voice)  (a)                    8,921       7,840       13.8%
    POPs                                    160,600     162,100       -0.9%
    Penetration rate (6)                       5.6%        4.8%      80  bps

    (a) The beginning balance of 3Q02 customers was adjusted to include 225 customers related to fixed wireless customers in Venezuela. 2Q02 Customer net adds would have been 63 higher, and year-to-date net adds for 2002 would have been 143 higher. Annual growth in net adds would have been 88.2%. Growth in customers vs. 2Q02 would have been 10.6% had Venezuela's fixed wireless customers been included in 2Q02 data.

    BellSouth Corporation
    Worldwide Wireless (unaudited)
    Customers and POPs by Country


                                         Ownership
                                         Percentage
                                           As of      Total Customers As of
        Country        Brand                2Q03     2Q03     2Q02    Growth

    United States   Cingular Wireless       40.0%   22,640   22,183    2.1%


    Argentina        Movicom BellSouth      65.0%    1,336    1,392   -4.0%
    Brazil - Sao
     Paulo Region           BCP             45.4%    1,699    1,723   -1.4%
    Chile                BellSouth         100.0%    1,161    1,020   13.8%
    Colombia        Celumovil BellSouth     66.0%    1,684    1,308   28.7%
    Ecuador              BellSouth          89.4%      740      455   62.6%
    Guatemala            BellSouth          60.0%      214      145   47.6%
    Nicaragua            BellSouth          89.0%      247      179   38.0%
    Panama               BellSouth          43.7%      377      308   22.4%
    Peru                 BellSouth          97.4%      573      480   19.4%
    Uruguay          Movicom BellSouth      46.0%      141      151   -6.6%
    Venezuela (a)    Telcel BellSouth       78.2%    3,179    3,005    5.8%


         Total Latin America (a)                    11,351   10,166   11.7%


    Denmark               Sonofon           46.5%    1,312    1,021   28.5%
    Israel                Cellcom           34.8%    2,551    2,351    8.5%

         Total Europe                                3,863    3,372   14.6%

        Total Worldwide Wireless (a)                37,854   35,721    6.0%


                                                     Total Customers As of
         Country           Brand                      1Q03            Growth

    United States    Cingular Wireless               22,114             2.4%


    Argentina        Movicom BellSouth                1,325             0.8%
    Brazil - Sao
     Paulo Region           BCP                       1,664             2.1%
    Chile                BellSouth                    1,062             9.3%
    Colombia        Celumovil BellSouth               1,580             6.6%
    Ecuador              BellSouth                      631            17.3%
    Guatemala            BellSouth                      205             4.4%
    Nicaragua            BellSouth                      231             6.9%
    Panama               BellSouth                      359             5.0%
    Peru                 BellSouth                      574            -0.2%
    Uruguay          Movicom BellSouth                  142            -0.7%
    Venezuela (a)     Telcel BellSouth                3,142             1.2%


         Total Latin America (a)                     10,915             4.0%


    Denmark               Sonofon                     1,248             5.1%
    Israel                Cellcom                     2,514             1.5%

         Total Europe                                 3,762             2.7%

        Total Worldwide Wireless (a)                 36,791             2.9%


                                                    Total POPs As of
        Country           Brand              2Q03         2Q02       Growth

    United States   Cingular Wireless        236,000      219,000       7.8%


    Argentina       Movicom BellSouth         37,400       37,500      -0.3%
    Brazil - Sao
     Paulo Region          BCP                18,100       18,100       0.0%
    Chile               BellSouth             15,300       15,400      -0.6%
    Colombia       Celumovil BellSouth        40,300       43,000      -6.3%
    Ecuador             BellSouth             13,200       12,800       3.1%
    Guatemala           BellSouth             13,000       11,700      11.1%
    Nicaragua           BellSouth              2,900        2,900       0.0%
    Panama              BellSouth              2,800        3,000      -6.7%
    Peru                BellSouth             27,500       26,100       5.4%
    Uruguay         Movicom BellSouth          2,100        2,100       0.0%
    Venezuela (a)    Telcel BellSouth         24,000       24,400      -1.6%


         Total Latin America (a)             196,600      197,000      -0.2%


    Denmark              Sonofon               5,300        5,300       0.0%
    Israel               Cellcom               6,100        6,100       0.0%

         Total Europe                         11,400       11,400       0.0%

        Total Worldwide Wireless (a)         444,000      427,400       3.9%


                                                        Total POPs As of
         Country           Brand                     1Q03             Growth

    United States    Cingular Wireless               235,000            0.4%


    Argentina        Movicom BellSouth                37,400            0.0%
    Brazil - Sao
     Paulo Region           BCP                       18,100            0.0%
    Chile                BellSouth                    15,300            0.0%
    Colombia        Celumovil BellSouth               40,300            0.0%
    Ecuador              BellSouth                    13,200            0.0%
    Guatemala            BellSouth                    13,000            0.0%
    Nicaragua            BellSouth                     2,900            0.0%
    Panama               BellSouth                     2,800            0.0%
    Peru                 BellSouth                    27,500            0.0%
    Uruguay          Movicom BellSouth                 2,100            0.0%
    Venezuela (a)     Telcel BellSouth                24,000            0.0%


         Total Latin America (a)                     196,600            0.0%


    Denmark               Sonofon                      5,300            0.0%
    Israel                Cellcom                      6,100            0.0%

         Total Europe                                 11,400            0.0%

        Total Worldwide Wireless (a)                 443,000            0.2%


      (a) The beginning balance of 3Q02 customers was adjusted to include 225 customers related to fixed wireless customers in Venezuela. Growth in customers vs. 2Q02 in Venezuela, Total Latin America and Total Worldwide Wireless would have been -1.6%, 9.2%, and 5.3%, respectively, had Venezuela's fixed wireless customers been included in 2Q02 data.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)

                                           2Q03   2Q02   Growth  1Q03   Growth

    Operating Revenues
       Advertising and publishing
        revenues                            480    526   -8.7%    481   -0.2%
       Commission revenues                   45     44    2.3%     17  164.7%
          Total Operating Revenues          525    570   -7.9%    498    5.4%
    Operating Expenses
       Cost of services                      82     91   -9.9%     78    5.1%
       Selling, general, & administrative
        expenses                            184    224  -17.9%    170    8.2%
       Depreciation and amortization          7      8  -12.5%      7    0.0%
          Total Operating Expenses          273    323  -15.5%    255    7.1%
    Segment Operating Income                252    247    2.0%    243    3.7%
    Interest Expense                          2      3  -33.3%      2    0.0%
    Other Income (Expense), net               2      1     N/M*    (1)    N/M
    Income Before Income Taxes              252    245    2.9%    240    5.0%
    Provision for Income Taxes               95     94    1.1%     91    4.4%
            Segment Net Income(1)          $157   $151    4.0%   $149    5.4%

    Segment EBITDA (4)                     $259   $255    1.6%   $250    3.6%
    Segment EBITDA margin (5)             49.3%  44.7% 460  bps 50.2% -90  bps

    * - Not meaningful.


                                                    Year-To-Date
                                             2003       2002       Growth

    Operating Revenues
        Advertising and publishing
         revenues                                961      1,019       -5.7%
        Commission revenues                       62         61        1.6%
            Total Operating Revenues           1,023      1,080       -5.3%
    Operating Expenses
        Cost of services                         160        182      -12.1%
        Selling, general, & administrative
         expenses                                354        394      -10.2%
        Depreciation and amortization             14         14        0.0%
            Total Operating Expenses             528        590      -10.5%
    Segment Operating Income                     495        490        1.0%
    Interest Expense                               4          6      -33.3%
    Other Income (Expense), net                    1          1         N/M
    Income Before Income Taxes                   492        485        1.4%
    Provision for Income Taxes                   186        186        0.0%
              Segment Net Income(1)             $306       $299        2.3%

    Segment EBITDA (4)                          $509       $504        1.0%
    Segment EBITDA margin (5)                  49.8%      46.7%     310  bps

    * - Not meaningful.

    BellSouth Corporation
    Notes

    (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

    (2) Results for the Latin America segment are reported one month in arrears.

    (3) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment and on a net basis for the Latin America segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

    (4) EBITDA is defined as operating income plus depreciation and amortization. See Net Income reconciliation to EBITDA on page 15.

    (5) EBITDA margin is calculated by dividing EBITDA by operating revenues, except when otherwise stated.

    (6) Penetration rate is calculated by dividing customers by POPs (excludes POPs in markets where service has not been initiated).

    BellSouth Corporation
    Non-GAAP Measures - Reconciliation
    (amounts in millions) (unaudited)

               EBITDA
    Consolidated                                                Year-to-Date
    Net Income Reconciliation to
     EBITDA                            2Q03     2Q02    1Q03     2003    2002
    Net Income                         $951     $263   $1,230  $2,181    $109
      Add Interest Expense              249      301      296     545     605
      Less Other Income, net           (287)     ---     (306)   (593)   (579)
      Add Other Expense, net            ---      240      ---     ---     ---
      Add Provision for Income
       Taxes                            522      395      474     996   1,148
      Add Depreciation and
       Amortization                   1,046    1,170    1,038   2,084   2,331
      Less Cumulative Effect of
       Change in Accounting
       Principle                        ---      ---     (315)   (315)  1,285
    EBITDA (4)                       $2,481   $2,369   $2,417  $4,898  $4,899


    Communications Group (1)                                    Year-to-Date
    Segment Net Income
     Reconciliation to EBITDA          2Q03     2Q02     1Q03    2003    2002
    Segment Net Income                 $679     $702     $709  $1,388  $1,437
      Add Interest Expense              101      120      118     219     245
      Less Other Income, net            (18)     ---       (3)    (21)    ---
      Add Other Expense, net            ---        3      ---     ---       3
      Add Provision for Income
       Taxes                            400      419      426     826     865
      Add Depreciation and
       Amortization                     944    1,042      937   1,881   2,074
    Segment EBITDA (4)               $2,106   $2,286   $2,187  $4,293  $4,624


    Domestic Wireless Segment (1)(a)                            Year-to-Date
    Segment Net Income
     Reconciliation to EBITDA          2Q03     2Q02     1Q03    2003    2002
    Segment Net Income                 $104      $99     $101    $205    $191
      Add Interest Expense               92       88       90     182     178
      Less Other Income, net            ---      ---      ---     ---     ---
      Add Other Expense, net             39       43       31      70      68
      Add Provision for Income
       Taxes                             68       60       64     132     119
      Add Depreciation and
       Amortization                     203      182      195     398     362
    Segment EBITDA (4)                 $506     $472     $481    $987    $918


    Latin America Group (1)(2)                                  Year-to-Date
    Segment Net Income
     Reconciliation to EBITDA          2Q03     2Q02     1Q03    2003    2002
    Segment Net Income                  $41      $12      $10     $51     $15
      Add Interest Expense               22       35       43      65      75
      Less Other Income, net            ---      ---       (4)    ---     ---
      Add Other Expense, net              7       14      ---       3      29
      Add Provision for Income
       Taxes                              5       15      (24)    (19)     16
      Add Depreciation and
       Amortization                      93      118       90     183     236
    Segment EBITDA (4)                 $168     $194     $115    $283    $371


    Advertising and Publishing (1)                              Year-to-Date
    Segment Net Income
     Reconciliation to EBITDA          2Q03     2Q02     1Q03    2003    2002
    Segment Net Income                 $157     $151     $149    $306    $299
      Add Interest Expense                2        3        2       4       6
      Less Other Income, net             (2)      (1)     ---      (1)     (1)
      Add Other Expense, net            ---      ---        1     ---     ---
      Add Provision for Income
       Taxes                             95       94       91     186     186
      Add Depreciation and
       Amortization                       7        8        7      14      14
    Segment EBITDA (4)                 $259     $255     $250    $509    $504


           Free Cash Flow                                        Year-to-Date
                                       2Q03     2Q02     1Q03    2003    2002
    Consolidated GAAP Cash Flow      $1,680    $(219)    $(40) $1,640  $1,250
      Add back financing activities
       uses                           1,697    1,512    1,328   3,025   2,853
      Add back (deduct) investing
       activity used (provided by)     (859)     835      620    (239)     90
      Less Capital Expenditures        (729)  (1,023)    (631) (1,360) (2,028)
    Operating Free Cash Flow         $1,789   $1,105   $1,277  $3,066  $2,165
      Add back proceeds from sale
       of securities and operations      46      120       35      81   1,454
      Add back proceeds from
       repayment of loans and
       advances                       1,899      ---      ---   1,899     426
      Add back settlement of
       derivatives on advances         (352)      85      ---    (352)     85
    Operating Free Cash Flow plus
     Asset Sales and Loan
     Repayments                      $3,382   $1,310   $1,312  $4,694  $4,130


              Net Debt
                                    June 30,    Dec. 31,   March 31,
                                       2003       2002       2003
    Consolidated GAAP Long-Term
     Debt                           $11,718     $12,283     $12,216
      Add Consolidated GAAP Debt
       maturing within one year       3,694       5,114       4,428
      Less Consolidated GAAP Cash    (4,122)     (2,482)     (2,442)
    Net Debt                        $11,290     $14,915     $14,202


    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.